Exhibit 19.1

WILSON BANK HOLDING COMPANY

Insider Trading Policy

This Insider Trading Policy (the “Policy”) provides guidelines to directors, officers and employees of Wilson Bank Holding Company (which, together with its subsidiaries, is referred to in this Policy as the “Company”), with respect to transactions in the Company’s securities and the confidentiality of corporate information.

I.
Purpose

Federal and state securities laws prohibit the purchase or sale of a company’s securities by persons who are aware of material information about that company that is not generally known or available to the public. In order to comply with such federal and state securities laws, and to prevent even the appearance of improper insider trading or tipping, the Company has adopted this Policy for all of its directors, officers and employees and certain of their family members.

II.
Potential Civil, Criminal and Disciplinary Sanctions For Failure to Comply with Policy
A.
Civil and Criminal Penalties. The consequences of prohibited insider trading or tipping can be severe. Persons violating insider trading or tipping rules may be required to disgorge the profit made or the loss avoided by the trading, pay the loss suffered by the person who purchased securities from or sold securities to the insider tippee, and/or be subject to significant civil and/or criminal penalties. The Company may also be required to pay significant civil or criminal penalties.
B.
Company Discipline. Violation of this Policy or federal or state insider trading or tipping laws by any director, officer or employee of the Company, or certain of their family members, may subject the director to dismissal proceedings and the officer or employee to disciplinary action by the Company up to and including termination for cause.
C.
Reporting of Violations. Any director, officer or employee of the Company who violates this Policy or any federal or state laws governing insider trading or tipping, or knows of any such violation by any other director, officer or employee of the Company, must report the violation immediately to the Securities Trading Officer (defined in Section V below). Upon learning of any such violation, the Securities Trading Officer, in consultation with the Company’s legal counsel, will determine whether the Company should release any material nonpublic information, or whether the Company should report the violation to the Securities and Exchange Commission or other appropriate governmental authority.
III.
Applicability of Policy
A.
Persons Covered. This Policy applies to all members of the Company’s Board of Directors, the Company’s officers and the Company’s employees. This Policy also applies to entities controlled by Covered Persons (as defined below) and to family trusts (or similar entities controlled by or benefiting individuals subject to the Policy) of Covered Persons. Family members of a Covered Person who reside with such Covered Person, anyone else who lives in a Covered Person’s household other than domestic workers and any family members who do not live in a Covered Person’s household but whose transactions in the Company’s securities are directed by a Covered Person or are subject to a Covered Person’s influence or control, are also subject to this Policy. Collectively, any persons to whom this Policy applies (as listed in this Section III.A) are herein referred to as “Covered Persons”.
B.
Companies Covered. The prohibition on insider trading in this Policy is not limited to trading in the Company’s securities. It includes trading in the securities of other firms, such as customers of the Company or third party providers of goods or services to the company, in each case, about which you have material nonpublic information as defined in Section VI, and those with which the Company is negotiating major transactions, such as an acquisition, investment or sale. Information that is not material to the Company may nevertheless be material to one of those other entities.
C.
Transactions Covered. Except for certain transactions excluded under Section VII.D, the Policy applies to any and all transactions in the Company’s securities, including its common stock and options to purchase common stock, and any other type of securities (or securities convertible or exchangeable into securities) that the Company may issue (together, “Company Securities”).
D.
The Policy will be delivered to all directors, officers and employees upon its adoption or any material amendment by the Company, and to all new directors, officers and employees of the Company at the start of their employment or relationship with the Company. Upon first receiving a copy of the Policy or any revised versions, each director, officer and employee must sign an acknowledgment that he or she has received a copy and agrees to comply with the Policy’s terms. Senior Executive Officers and Key Employees, as defined below, may be required to certify compliance with the Policy on an annual basis.
IV.
Senior executive officers and Key Employees
A.
Senior Executive Officers. The members of the Board of Directors of the Company and the following officers of the Company: chief executive officer; chief financial officer; president; chief credit officer; chief operating officer; and chief retail officer are designated as “Senior Executive Officers.”
B.
Key Employees. The Securities Trading Officer will maintain a list of employees at the Company who are not Senior Executive Officers but who may have access to material nonpublic information from time to time and will be designated as “Key Employees.” The Securities Trading Officer will promptly notify any employee who is designated as a Key Employee.
C.
Insiders. Senior Executive Officers and Key Employees are collectively referred to in this Policy as “Insiders.”

V.
Securities TRADING Officer

The Company has designated the Company’s Chief Financial Officer as its “Securities Trading Officer.” The Company’s Board of Directors may from time to time designate another individual within the Company as the Securities Trading Officer, and the Securities Trading Officer, with the concurrence of the Board of Directors, the compensation committee thereof or outside or internal counsel, may designate other individuals with sufficient knowledge of securities laws as assistants to the Securities Trading Officer, and may delegate any duties described herein to any such assistant. Furthermore, the Securities Trading Officer may, with the concurrence of the outside or internal counsel, temporarily designate one or more individuals who may perform the Securities Trading Officer’s duties in the event that the Securities Trading Officer is temporarily unable or unavailable to perform such duties. Furthermore, in the event that the Securities Trading Officer is temporarily unable or unavailable to perform such duties, the Company’s Chief Executive Officer or President may perform the functions of the Securities Trading Officer. The Securities Trading Officer may rely on the advice or opinion of outside or internal counsel.

The Securities Trading Officer will review and either pre-clear or prohibit all proposed transactions by Insiders subject to the pre-clearance procedures set forth in Section VII.C below.

In addition to the trading approval duties described in Section VII.C below, the duties of the Securities Trading Officer will include the following:

A.
Administering this Policy and monitoring and enforcing compliance with all Policy provisions and procedures.
B.
Responding to all inquiries relating to this Policy and its procedures.
C.
Designating and announcing special trading blackout periods during which Covered Persons (or any subset thereof) may not trade in Company Securities.
D.
Providing copies of this Policy and other appropriate materials to all current and new directors, officers and employees.
E.
Administering, monitoring and enforcing compliance with all federal and state insider trading laws and regulations including, without limitation, Sections 10(b), 16, 20A and 21A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, and Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).
F.
Revising the Policy as necessary to reflect changes in federal or state insider trading laws and regulations.
G.
Maintaining as Company records originals or copies of all documents required by the provisions of this Policy or the procedures set forth herein.

H.
Maintaining the accuracy of the list of Senior Executive Officers and Key Employees, and updating them periodically as necessary to reflect additions to or deletions from each category of individuals.
VI.
Definition of “Material” Nonpublic Information
A.
“Material” Information

Information about the Company is “material” if it could reasonably be expected to affect the investment or voting decisions of a reasonable shareholder or investor, or if the disclosure of the information could reasonably be expected to significantly alter the total mix of the information in the marketplace about the Company. In simple terms, material information is any type of information which could reasonably be expected to affect the market price of Company Securities — positively or negatively — or a person’s decision to buy, sell, or hold the Company Securities. While it is not possible to identify all information that would be deemed “material,” the following types of information ordinarily would be considered material:

▪
Financial performance, especially quarterly and year-end earnings, and significant changes in financial performance or liquidity.
▪
Company projections and strategic plans.
▪
Potential mergers and acquisitions or the sale of Company assets or subsidiaries.
▪
Significant changes or developments in lines of business.
▪
Stock splits, public or private securities/debt offerings or changes in Company dividend policies or amounts.
▪
Significant changes in senior management.
▪
Significant labor disputes or negotiations.
▪
Actual or threatened major litigation, or the resolution of such litigation.
B.
“Nonpublic” Information

Material information is “nonpublic” if it is not generally known or available to the public. Such information will not become “public” until it has been widely disseminated to the public through filing with the Securities and Exchange Commission, distribution to the Company’s shareholders or releases to major newswire services, national news services and financial news services. For the purposes of this Policy, information will be considered public, i.e., no longer “nonpublic”, after the close of trading on the second full trading day following the Company’s widespread public release of the information. For example, if the Company announces material information before trading begins on a Tuesday, the information will no longer be “nonpublic” upon the opening of the market on Thursday.

However, if the Company announces material information after trading begins on that Tuesday, the information won’t be “nonpublic” until the opening of the market on Friday.

C.
Consult the Securities Trading Officer for Guidance

Any Covered Person who is unsure whether the information that they possess is material or nonpublic must consult the Securities Trading Officer for guidance before trading in any Company Securities.

VII.
Statement of Company Policy and Procedures
A.
GENERAL POLICY

It is the policy of the Company to oppose the unauthorized disclosure of any nonpublic information acquired in the workplace and the misuse of material nonpublic information in securities trading.

B.
PROHIBITED ACTIVITIES APPLICABLE TO ALL COVERED PERSONS
1.
No Covered Persons may engage in a transaction with respect to Company Securities or securities of any other company while possessing material nonpublic information concerning the Company or such other company, except for trades pursuant to a 10b5-1 Plan approved in accordance with Section VII.C.3 below or transactions excluded under Section VII.D.
2.
No Covered Persons made aware of a special trading blackout period designated by a Company Officer may engage in a transaction with respect to the Company Securities or securities of any other company identified in the notice of blackout period during such period, nor may any Covered Person inform anyone of the existence of the special trading blackout, except for trades pursuant to a 10b5-1 Plan approved in accordance with Section VII.C.3 below or transactions excluded under Section VII.D.
3.
The Securities Trading Officer may not trade in Company Securities unless the trade(s) have been approved by the Chief Financial Officer in accordance with the procedures set forth in Section VII.C.4 below, except for trades pursuant to a 10b5-1 Plan approved in accordance with Section VII.C.3 below or transactions excluded under Section VII.D.
4.
No Covered Persons may disclose material nonpublic information concerning the Company to any outside person other than an advisor to the Company (including family members, analysts, individual investors and members of the investment community and news media), unless (i) disclosed as part of a broad, public dissemination of such information or (ii) required as part of that person’s regular duties for the Company and authorized by the Securities Trading Officer, or in the case of the Securities Trading Officer, the Chief Executive Officer, if the Securities Trading Officer is not then the Chief Executive Officer, or the Chairman of the Board of Directors of the Company, if the Chief Executive Officer is also the

Securities Trading Officer. In any instance in which such information is disclosed to outsiders other than as part of a broad public dissemination, the Company will take such steps as are necessary to preserve the confidentiality of the information, including, if necessary, requiring the outsider to agree in writing to comply with the terms of this Policy and/or to sign a confidentiality agreement or otherwise agree to keep such information confidential. Other than routine, ordinary business communications, all inquiries from outsiders regarding material nonpublic information about the Company must be communicated to the Securities Trading Officer.
5.
No Covered Persons may give advice regarding whether or not to trade Company Securities while possessing material nonpublic information about the Company, except that they should advise others not to trade if doing so might violate the law or this Policy. The Company strongly discourages all Covered Persons from giving trading advice concerning the Company to third parties even when they do not possess material nonpublic information about the Company.
6.
Whether or not in possession of material nonpublic information, no Covered Persons may (a) directly or indirectly engage in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of Company Securities (such as prepaid variable forwards, equity swaps, collars and exchange funds); (b) buy or sell put options, call options or other derivatives of Company Securities; (c) execute short sales of Company Securities (i.e., the sale of a security that the seller does not own); and (d) hold Company Securities in margin accounts; without obtaining the consent of the Securities Trading Officer and the Board of Directors (or a duly appointed committee thereof).
7.
No Covered Persons may (a) trade in the securities of any other company while possessing material nonpublic information concerning that company, (b) “tip” or disclose material nonpublic information concerning any other company to anyone, or (c) give trading advice of any kind to anyone concerning any other company while possessing material nonpublic information about that company.
C.
RULES APPLICABLE TO INSIDERS
1.
Blackout Periods and Trading Window for Insiders. After obtaining trading approval from the Securities Trading Officer in accordance with the procedures set forth in Section VII.C.4 below, Senior Executive Officers and Key Employees may trade in Company Securities only during the period beginning at the close of trading on the second full trading day following the Company’s widespread public release of quarterly or year-end earnings, and ending on the fifteenth day of the third month of the subsequent quarter. Notwithstanding anything to the contrary, at no time shall a trading window be established during the last week of any quarter.
2.
No Trading During Trading Windows While in the Possession of Material Nonpublic Information. No Insider possessing material nonpublic information concerning the Company may trade in Company Securities even during applicable trading windows. Persons possessing such information may trade during a trading window only after the close of trading on the second full trading day following the Company’s widespread public release of the information.
3.
Exceptions for Blind Trusts and Pre-Arranged Trading Programs. Rule 10b5-1(c) of the Exchange Act provides an affirmative defense against insider trading liability under federal securities laws for a transaction done pursuant to “blind trusts” (generally, trusts or other arrangements in which investment control has been completely delegated to a third party, such as an institutional or professional trustee) or pursuant to a written plan, or a binding contract or instruction, entered into in good faith at a time when the insider was not aware of material nonpublic information (in each case, a “10b5-1 Plan”), even though the transaction in question may occur at a time when the person is aware of material nonpublic information. The Company may, in appropriate circumstances, approve the use of a 10b5-1 Plan by an Insider for which transactions involving Company Securities may take place while the Insider may be in possession of material nonpublic information. If you wish to enter into a 10b5-1 Plan, you must notify the Securities Trading Officer, and the Securities Trading Officer must pre-clear any such 10b5-1 Plan prior to your entry into such a plan.
4.
Pre-Approval of Trades. No Insider may trade, or execute a proposed gift, in Company Securities until:
a.
the person trading has notified the Securities Trading Officer in writing of the amount and nature of the proposed trade(s), such notification to have been received at least twenty-four hours before the proposed trade(s);
b.
the person trading (but not including the administrator of any 10b5-1 Plan) has certified to the Securities Trading Officer in writing no earlier than twenty-four (24) hours prior to the date of the proposed trade(s) that (i) he or she is not in possession of material nonpublic information concerning the Company and (ii) the proposed trade(s) do not violate the trading restrictions of Rule 144 of the Securities Act; and
c.
the Securities Trading Officer has approved the trade(s) in writing.

The foregoing clauses b. and c. do not apply to administrators of 10b5-1 Plans. Instead, if any trade is anticipated to be made pursuant to a 10b5-1 Plan, the administrator of the plan shall notify the Securities Trading Officer of such trade in accordance with clause a. above.

If the Insider is advised that the Company Securities may be traded, he or she may buy or sell the Company Securities within five business days thereafter. If for any reason the trade is not completed within the five business days after the date of approval, clearance must be obtained again before the Company Securities may be traded. If the person trading is the Securities Trading Officer, then the foregoing approvals must be given by the Chief Executive Officer of the Company or, if the

Securities Trading Officer is the Chief Executive Officer, the Chairman of the Board.

5.
No Obligation to Approve Trades. The existence of the foregoing approval procedures does not in any way obligate the Securities Trading Officer to approve any trades requested by Senior Executive Officers, Key Employees or other applicants. The Securities Trading Officer may reject any trading requests at his or her sole reasonable discretion.
6.
No Legal Advice, Etc. The Securities Trading Officer’s approval of a transaction submitted for pre-clearance does not constitute legal advice, does not constitute confirmation that any individual does not possess material nonpublic information and does not relieve any individual of any of his or her legal obligations.
D.
EXCLUDED TRANSACTIONS
1.
Employee Stock Purchase Plans. The trading prohibitions and restrictions set forth in this Policy do not apply to periodic contributions by the Company or employees to employee benefit plans (e.g., pension or 401(k) plans), pursuant to an election made at the time of enrollment in the plan, where the contributions are used to purchase Company Securities pursuant to the employees’ advance instructions. However, no Covered Persons may alter their instructions regarding the purchase or sale of Company Securities in such plans, may make elections under any such plan, nor may elect to participate in an employee stock purchase plan, while in the possession of material nonpublic information or during a period in which he or she is otherwise prohibited from trading in the Company Securities.
2.
Stock Options. This Policy does not apply to the exercise of an employee stock option or stock appreciation right in which no shares are sold into the market, in each case, acquired pursuant to the Company’s plans or to the exercise of a tax withholding right pursuant to which a person has elected to have the Company withhold shares subject to an option or stock appreciation right in an amount sufficient to satisfy any applicable taxes. Such exercises may be conducted without prior approval, but the Insider must provide notice to the Securities Trading Officer prior to any such exercise. The trading prohibitions and restrictions set forth in this Policy do apply, however, to any sale of the underlying stock or to a cashless exercise of the option or stock appreciation right through a broker, as this entails selling a portion of the underlying stock.
3.
Restricted Stock Awards. This Policy does not apply to the vesting of restricted stock, or the exercise of a tax withholding right pursuant to which a Covered Person elects to have the Company withhold shares of stock to satisfy tax withholding requirements upon the vesting of any restricted stock. The Policy does apply, however, to any market sale of restricted stock.
4.
Dividend Reinvestment Plan. This Policy does not apply to the purchase of Company Securities pursuant to the Company’s Dividend Reinvestment Plan.

E.
POST-TERMINATION TRANSACTIONS

This Policy continues to apply to transactions in Company Securities even after termination of service to the Company. If an individual is in possession of material nonpublic information when his or her service terminates, that individual may not trade in Company Securities until that information has become public or is no longer material. The pre-clearance procedures specified under Section VII.C hereof, however, will cease to apply to transactions in Company Securities upon the expiration of any blackout period or other Company-imposed trading restrictions applicable at the time of the termination of service.

F.
PRIORITY OF STATUTORY OR REGULATORY TRADING RESTRICTIONS

The trading prohibitions and restrictions set forth in this Policy will be superseded by any greater prohibitions or restrictions prescribed by federal or state securities laws and regulations, e.g., restrictions on the sale of securities subject to Rule 144 under the Securities Act. Any Covered Person who is uncertain whether other prohibitions or restrictions apply should ask the Securities Trading Officer.

VIII.
Inquiries

Please direct all inquiries regarding any of the provisions or procedures of this Policy to the Securities Trading Officer. Any decision to trade is the responsibility of the individual, regardless of whether the trade is pre-cleared by any responsible party of the Company.

Receipt and Acknowledgment

I, __________________, hereby acknowledge that I have received and read a copy of the Wilson Bank Holding Company Insider Trading Policy” and agree to adhere strictly to its terms. I understand that violation of insider trading or tipping laws or regulations may subject me to severe civil and/or criminal penalties, and that violation of the terms of the above-titled policy may subject me to discipline by the Company up to and including termination for cause.

Signature	Date

APPLICATION AND APPROVAL FOR TRADING BY SENIOR EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

Name: _________________________________________________________________

Title: _________________________________________________________________

Proposed Trade Date: _____________________________________________________

Type of Security to be Traded: ______________________________________________

Type of Trade (Purchase/Sale/Exercise/Exchange): _____________________________

Number of Shares to be Traded: _____________________________________________

Do you (or will you) own the securities directly (Y/N): ___________________________

If not, who does or will own the securities: _____________________________________

EXAMPLES OF MATERIAL NONPUBLIC INFORMATION

While it is not possible to identify all information that would be deemed “material nonpublic information,” the following types of information ordinarily would be included in the definition if not yet publicly released by the Company:

▪
Financial performance, especially quarterly and year-end earnings, and significant changes in financial performance or liquidity.
▪
Company projections and strategic plans.
▪
Potential mergers and acquisitions or the sale of Company assets or subsidiaries.
▪
Significant changes or developments in lines of business.
▪
Stock splits, public or private securities/debt offerings or changes in Company dividend policies or amounts.
▪
Significant changes in senior management.
▪
Significant labor disputes or negotiations.
▪
Actual or threatened major litigation, or the resolution of such litigation.

CERTIFICATION

I, _____________________, hereby certify that I am not in possession of any “material nonpublic information” concerning the Company (as defined in the Company’s “Insider Trading Policy”) and (ii) to the best of my knowledge, the proposed trade(s) listed above do not violate the trading restrictions of Rule 144 under the Securities Act of 1933. I understand that if I trade while possessing such information or in violation of such trading restrictions, I may be subject to severe civil and/or criminal penalties, and may be subject to discipline by the Company up to and including termination for cause.

Signed: _________________________________

Date: __________________________________

REVIEW AND DECISION: WILSON BANK HOLDING COMPANY USE ONLY

The undersigned hereby certifies that the Securities Trading Officer has reviewed the foregoing application and ____ APPROVES ____ PROHIBITS the proposed trade(s). If approved, any trade must be completed within the five business days after the date listed below.

Signed:___________________________________

Name:____________________________________

Title:_____________________________________

Date: ____________________________________